Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
Dated as of July 31, 2007
among
BRIGHTPOINT, INC.
and
DANGAARD HOLDING A/S

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is made and entered into this 31st day of July 2007 between Brightpoint, Inc., an Indiana corporation (the “Company”), and Dangaard Holding A/S, a Danish company (the “Shareholder”).
     This Agreement is made pursuant to the Stock Purchase Agreement, dated February 19, 2007, by and among the Company, Dangaard Telecom A/S, a Danish company (“Target”), the Shareholder and Nordic Capital Fund VI (for purposes of Sections 6.16 and 12.14 only), consisting of: Nordic Capital VI Alpha, L.P. and Nordic Capital Beta, L.P., Jersey limited partnerships acting through their general partner Nordic Capital VI Limited, a Jersey company, NC VI Limited, a Jersey company, and Nordic Industries Limited, a Jersey company (the “Purchase Agreement”), which provides for the issuance by the Company to the Shareholder of an aggregate of 30,000,000 shares (the “Shares”) of the Company’s Common Stock as consideration for the purchase of all of the outstanding capital stock of Target. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     “1934 Act” shall mean the Securities Exchange Act of l934, as amended from time to time.
     “Affiliate” shall mean, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
     “Agreement” shall have the meaning set forth in the preamble.
     “Automatic Registration” shall mean a registration effected pursuant to Section 2.1(a) hereof.
     “Automatic Registration Statement” shall mean a registration statement which covers 8,000,000 Registrable Securities (as adjusted for any stock split, reclassification, recapitalization or other similar event by the Company) on an appropriate Form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein pursuant to Section 2.1 hereof.

     “beneficial owner(ship)” and “beneficially own” shall be determined in accordance with Rule 13d-3 under the 1934 Act; provided, however, that a Person shall be deemed to beneficially own any securities that such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for such securities).
     “Black-out Periods” shall mean suspensions of the effectiveness of the Demand Registration Statement as permitted by Section 3 hereof.
     “Block Trade” shall mean the sale of Registrable Securities by the Holder to a single purchaser (or group of affiliated purchasers) in any given transaction.
     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
     “Demand” shall have the meaning set forth in Section 2.2(a) hereof.
     “Demand Registration” shall mean a registration effected pursuant to Section 2.2(a) hereof.
     “Demand Registration Statement” shall mean a registration statement which covers the Registrable Securities covered by a Demand on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein pursuant to Section 2.2 hereof.
     “Fair Market Value” shall mean the closing sales price of the Common Stock on the date of determination.
     “Holder” shall mean the Shareholder and its successors and permitted assigns, for so long as it owns any Registrable Securities (subject to and in accordance with Section 5.4,

including any direct or indirect transferee of the Shareholder who has acquired Registrable Shares from the Shareholder).
     “indemnified person” shall have the meaning set forth in Section 4(c) hereof.
     “indemnifying person” shall have the meaning set forth in Section 4(c) hereof.
     “Losses” shall have the meaning set forth in Section 4(a) hereof.
     “Notice” shall have the meaning set forth in Section 2.3(a) hereof.
     “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registered Hedge” shall have the meaning set forth in Section 2.2(d) hereof
     “Registrable Securities” shall mean the Shares and any Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Registrable Securities by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification; provided, however, the Shares shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Shares shall have been declared effective under the 1933 Act and such Shares shall have been disposed of pursuant to such Registration Statement, (ii) such Shares have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Shares are eligible for sale pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) without any limitation as to volume or (iv) such Shares shall have ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC filing fees, (ii) all expenses of the Company in preparing or assisting in preparing and printing any Registration Statement, any Prospectus, any amendments or supplements thereto, and other documents relating to the performance of and compliance with this Agreement, (iii) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, (iv) registration and filing fees with the National Association of Securities Dealers, Inc., (v) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (vi) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, and (vii) fees and expenses of any additional experts retained by the

Company in connection with such registration, but excluding fees, expenses and disbursements of counsel retained by the Holder and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holder.
     “Registration Statement” shall mean an Automatic Registration Statement, a Demand Registration Statement or a Tag-along Registration Statement.
     “SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.
     “Shareholder” shall have the meaning set forth in the preamble.
     “Shares” shall have the meaning set forth in the preamble.
     “Tag-along Percentage” shall have the meaning set forth in Section 2.3(b) hereof.
     “Tag-along Registration” shall mean a registration effected pursuant to Section 2.3 hereof in which Registrable Securities are included.
     “Tag-along Registration Statement” shall have the meaning set forth in Section 2.3(a) hereof.
     “Tag-along Securities” shall have the meaning set forth in Section 2.3(b) hereof.
     “Take-Down” shall have the meaning set forth in Section 2.1(a) hereof.
     “Target” shall have the meaning set forth in the preamble.
     2. Registration.
          2.1 Automatic Registration. The Company shall, for the benefit of the Holder, at the Company’s cost:
               (a) Use its best efforts to (i) file, as soon as practicable following the Closing Date, with the SEC an Automatic Registration Statement relating to the offer and sale (including, without limitation, through a Registered Hedge) of 8,000,000 Registrable Securities by or on behalf of the Holder from time to time or, in the case of a Registered Hedge, on a continuous basis and (ii) file amendments thereto or supplements to the Prospectus included therein as reasonably requested by the Holder as soon as reasonably practicable following such request in order to reflect the plan of distribution of such Registrable Securities set forth in the Automatic Registration Statement; provided, however, that the Holder shall have the right to initiate, on only one occasion, an underwritten offering of securities (a “Take-Down”) pursuant to the Automatic Registration (but may sell the Registrable Securities registered in the Automatic Registration in connection with the Registered Hedge but not sold in a Registered Hedge pursuant to such Automatic Registration Statement in a non-underwritten offering).

               (b) Use its commercially reasonable efforts to keep the Automatic Registration Statement continuously effective, other than during Black-out Periods, in order to permit the Prospectus forming part thereof to be usable by Holder for a period of 365 days from the date the Automatic Registration Statement is declared effective by the SEC.
               (c) Notwithstanding any other provisions hereof, use commercially reasonable efforts to ensure that (i) the Automatic Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Automatic Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of the Automatic Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.
          2.2 Demand Registration.
               (a) The Company shall, for the benefit of the Holder, on up to three occasions:
               (i) Following a demand (a “Demand”) by the Holder to register all or a portion of the Registrable Securities, use commercially reasonable efforts to file with the SEC a Demand Registration Statement relating to the offer and sale (including, without limitation, through a Registered Hedge) of such Registrable Securities by or on behalf of the Holder from time to time or, in the case of a Registered Hedge, on a continuous basis; provided, however, that, in the case of an underwritten offering, the Company shall not have an obligation to effect a Demand Registration unless (x) in the case of the first Demand Registration effected under this Section 2.2, such Demand relates to at least 10,000,000 Registrable Securities (as adjusted for any stock split, reclassification, recapitalization or other similar event by the Company), and (y) in the case of any subsequent Demand Registration effected under this Section 2.2, such Demand relates to the greater of (I) 5,000,000 Registrable Securities (as adjusted for any stock split, reclassification, recapitalization or other similar event by the Company) or (II) Registrable Securities having a market value (calculated by the last sale price on the date on which the Demand is made by the Holder) of at least $60,000,000 and provided, further, that, in the case of a Block Trade, the Company shall not have an obligation to effect a Demand Registration unless such demand relates to at least 2,000,000 Registrable Securities (as adjusted for any stock split, reclassification, recapitalization or other similar event by the Company).
               (ii) Use its commercially reasonable efforts to keep the Demand Registration Statement continuously effective, other than during Black-out Periods, in order to permit the Prospectus forming part thereof to be usable by

Holder, in the case of an underwritten offering, for a period of 180 days or, in the case of a Block Trade, for a period of 30 days from the date the Demand Registration Statement is declared effective by the SEC. Notwithstanding anything to the contrary, in the case of a Demand Registration with respect to an underwritten offering, the Holder shall have the right to initiate, on only one occasion, a Take-Down pursuant to such Demand Registration (but may sell the Registrable Securities registered in the Demand Registration in connection with the Registered Hedge but not sold in a Registered Hedge pursuant to such Demand Registration Statement in a non-underwritten offering).
               (iii) Notwithstanding any other provisions hereof, use commercially reasonable efforts to ensure that (i) any Demand Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Demand Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Demand Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.
               (b) The Holder may not make a Demand (i) prior to the one year anniversary of the Closing Date, (ii) in the case of an underwritten offering (and in the case of a Block Trade, if requested by the managing underwriter of an underwritten offering), within 180 days after the date a Demand Registration Statement relating to a previous Demand for an underwritten offering was declared effective by the SEC or (iii) with respect to Registrable Securities covered by a then effective Registration Statement.
               (c) A registration will not count as a Demand Registration unless it has become effective, except if it has been withdrawn at the request of the Holder, in which case, it shall count as a Demand Registration. In the event that the Holder withdraws a request for a Demand Registration, the Holder may reacquire such Demand Registration (such that the withdrawal will not count as a Demand hereunder) if the Holder reimburses the Company for any and all Registration Expenses actually incurred by the Company in connection with such request for a Demand Registration.
               (d) The offering of Registrable Securities pursuant to an Automatic Registration or a Demand Registration shall be, in the sole discretion of the Holder, in the form of a “firm commitment” underwritten offering, pursuant to a Block Trade or, in the case of a Registered Hedge, in the manner set forth in the Automatic Registration Statement or Demand Registration Statement. The Holder shall have the right to select the managing underwriters to be used in connection with any underwritten offering under this Section 2.2(d), subject to the approval of the Company, which approval shall not be unreasonably withheld. As used in this Agreement, the term “underwritten offering” shall include a transaction in which an investment bank or Affiliate thereof sells shares (including, without limitation, short sales) of Common Stock pursuant to a Registration Statement in order to hedge its economic exposure to a derivative transaction entered into between the Holder and such investment bank or Affiliate thereof (a “Registered Hedge”).
          2.3 Tag-along Registration.
               (a) If, at any time during the period commencing on the one year anniversary of the Closing Date and for so long as the Holder beneficially owns at least 7.5% of the Common Stock, the Company proposes to prepare and file a registration statement relating to the sale by the Company of Common Stock in an underwritten public offering, other than pursuant to Form S-4 or Form S-8 or a successor form (collectively, a “Tag-along Registration Statement”), it will give written notice of its intention to do so by registered mail (“Notice”), at least ten (10) business days prior to the filing of each such Registration Statement, to the Holder.
               (b) Upon the written request of the Holder made within ten (10) business days after receipt of the Notice that the Company include all or a portion of the Registrable Securities held by the Holder in the proposed Tag-along Registration Statement, the Company shall permit the Holder to include in the Tag-along Registration as part of the underwritten public offering a number of Registrable Securities (the “Tag-along Securities”) up to the Tag-along Percentage. The “Tag-along Percentage” shall mean the percentage of shares of Common Stock to be sold in the underwritten offering (after inclusion of the Tag-along Securities) equal to the Holder’s beneficial ownership percentage of the Common Stock on the date of the Notice, subject to reduction in accordance with the last sentence of this Section 2.3(b). If, in the opinion of the Company’s managing underwriter for the offering evidenced by such Tag-along Registration Statement, the inclusion of all or a portion of the Tag-along Securities, when added to the securities being registered, will either (i) exceed the maximum amount of the Company’s securities which can be marketed at a price reasonably related to their then-current market value or (ii) otherwise materially adversely affect the entire offering, then the Company may exclude from such offering all or a portion of the Tag-along Securities.
               (c) If securities are proposed to be offered for sale pursuant to such Tag-along Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above), after inclusion of all of the securities being offered by the Company, the number of Tag-along Securities to be offered by the Holder pursuant to such Tag-along Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Tag-along Securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders. If, as a result of the provisions of this Section 2.3(c), the Holder shall not be entitled to include all Registrable Securities in a registration that the Holder has requested to be so included, the Holder may withdraw its request to include Registrable Securities in such Tag-along Registration Statement prior to its effectiveness.

               (d) Notwithstanding the provisions of this Section 2.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2.3 (irrespective of whether any written request for inclusion of Tag-along Securities shall have already been made) to elect not to file any such proposed Tag-along Registration Statement or to withdraw the same after its filing but prior to the effective date thereof.
               (e) The Holder shall, as a condition to the inclusion of any Tag-along Securities in a Tag-along Registration Statement, execute and deliver an underwriting agreement in form and substance satisfactory to the managing underwriter of the underwritten offering, as well as such other agreements, certificates or documents reasonably requested to be executed and delivered by the Company, its legal counsel or the managing underwriter in connection with such offering; provided, however, that the Holder shall not be required to make any representations or warranties in connection with any Tag-along Registration other than representations and warranties as to (i) the Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) the Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, that the obligation of the Holder to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, and the liability of the Holder will be in proportion to, and limited to, the net amount received by the Holder from the sale of the Holder’s Registrable Securities pursuant to such Tag-along Registration.
          2.4 Expenses.
               (a) The Company shall pay all Registration Expenses in connection with (i) the Automatic Registration pursuant to Section 2.1 hereof, (ii) one Demand Registration pursuant to Section 2.2 hereof, and (iii) any registrations pursuant to Section 2.3 hereof; provided, however, the Company shall not be required to pay Registration Expenses pursuant to the foregoing clauses (i) or (ii) in excess of an aggregate of $300,000 and may require the Holder to advance or reimburse it for any additional expenses incurred in connection with such registration prior to proceeding with the registration.
               (b) The Holder shall pay (i) the fees, expenses and disbursements of counsel and other experts retained by it, (ii) any and all actual out-of-pocket expenses of the Company incident to the performance of or compliance by the Company in excess of the expenses payable by the Company set forth in Section 2.4(a) hereof, (iii) all actual out-of-pocket expenses in connection with any Demand Registrations, including Registration Expenses and other expenses of the Company in connection with any Demand Registrations under Section 2.2 hereof, following the first Demand Registration, (iv) in the case of a firm commitment underwritten offering, any and all fees and expenses of the underwriters for the offering not paid by the underwriters, and (v) all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement.
          2.5 Additional Securities. Notwithstanding anything in this Agreement to the contrary, except as provided in Section 2.3 hereof, the Company shall be permitted to include any other debt or equity securities on its own behalf and on behalf of other selling security holders in any Registration Statement filed pursuant to this Agreement; provided, however, in connection with a Registration Statement relating to a firm commitment underwritten offering, if, in the opinion of the managing underwriter for such offering, the inclusion of all or any other securities to be sold by the Company or other selling securityholders would either (i) reduce the maximum amount of the Shareholder’s securities which could be marketed at a price reasonably related to their then-current market value or (ii) otherwise materially adversely affect the entire offering, then all or a portion of such securities requested to be marketed by the Company or other selling securityholders shall be excluded from such offering.
     3. Registration Procedures. In connection with the obligations of the Company with respect to a Registration Statement pursuant to Section 2.1 or 2.2, the Company shall:
               (a) Use its best efforts to prepare and file as promptly as practicable with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Registrable Securities covered by such Registration Statement by the Holder, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) in the case of a Demand Registration, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;
               (b) in the case of a Demand Registration, use commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and use commercially reasonable efforts to cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Registration Statement during the applicable period set forth in Section 2;
               (c) (i) furnish or make available to the Holder, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as the Holder may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (ii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
               (d) use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Holder;

provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
               (e) notify promptly the Holder and, if requested by the Holder, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement of a material fact made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;
               (f) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;
               (g) upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(ii), (iii), (iv), (v) or (vi) hereof, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus (x) will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify the Holder of such determination and to furnish or make available to the Holder such number of copies of the Prospectus as amended or supplemented, as the Holder may reasonably request;
               (h) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holder, which documents will be subject to the reasonable review of the Holder and the Company will not file any Automatic Registration Statement or Demand Registration Statement to which the Holder shall reasonably object;
               (i) use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted if requested by the Holder, if any;
               (j) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;
               (k) in connection with an Automatic Registration under Section 2.2 hereof or a Demand Registration under Section 2.3 hereof that is conducted as an underwritten offering:
               (i) enter into customary agreements (including an underwriting agreement in customary form, including customary representations, warranties, covenants, conditions and indemnities) and take such other actions as are required or reasonably requested by the Holder or the managing underwriters in order to expedite or facilitate the sale of such Registrable Securities; provided, however, that the Company’s participation in a “road show” or other marketing efforts shall be limited to one “overnight road show” for each underwritten offering and shall not exceed a twenty-four (24) hour period or otherwise be disruptive to the Company’s business, except in the case of a Demand Registration that covers at least 20,000,000 Registrable Securities, in which case the Company’s participation in a “road show” or other marketing efforts shall be extended to cover a seventy-two (72) hour period and, if reasonably requested by the managing underwriter shall be further extended for an additional forty-eight (48) hour period;
               (ii) at the request of the managing underwriters in connection with an underwritten offering, furnish to the underwriters (i) an opinion of counsel, addressed to the underwriters, covering such customary matters as the managing underwriters may reasonably request and (ii) a comfort letter or comfort letters (and updates thereof) from the Company’s independent public accountants covering such customary matters as the managing underwriters may reasonably request; and
               (iii) if requested by the managing underwriters or the Holder, promptly incorporate in a prospectus supplement or post effective amendment such information as the managing underwriters or the Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by the Holder, the purchase price being paid therefor by the underwriters and with respect to any other items of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all require filings of such prospectus supplement or post effective amendment;
               (l) promptly make available for inspection by the Holder participating in any disposition pursuant to any Registration Statement, the managing underwriters, and any attorney, accountant or other agent or representative retained by the Holder or the managing underwriters, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Holder or the managing underwriters in connection with such Registration Statement; provided that the Holder and each of the managing underwriters shall enter into a confidentiality agreement in a form reasonably acceptable to the Company and the Company shall have no obligation to publicly disclose any material non-public information supplied to the Holder or the managing underwriters pursuant to the confidentiality agreement;
               (m) to the extent required, provide a CUSIP number, registrar and transfer agent for the Registrable Securities included in any Registration Statement not later than the effective date of such registration statement and shall timely deliver certificates for the Registrable Securities (not bearing any restrictive legends) to the transfer agent;
               (n) cooperate with the Holder and each managing underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the national Association of Securities Dealers, Inc.; and
               (o) during the period when the Prospectus is required to be delivered under the 1933 Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.
     The Company may (as a condition to the preparation of, or otherwise proceeding with, a Demand Registration or Tag-along Registration) require the Holder to furnish to the Company such information regarding the Holder and the proposed distribution by the Holder as the Company (and the managing underwriter in the case of a Tag-along Registration) may from time to time reasonably request in writing. Notwithstanding anything herein to the contrary, the Holder may not include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless it (i) furnishes to the Company any such information reasonably requested by the Company, (ii) agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by the Holder not materially misleading and (iii) in the case of a Tag-along Registration, agrees to execute and deliver the agreements, documents and certificates required under and in accordance with Section 2.3(e) hereof.
     The Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(iii), (iv), (v) and (vi) hereof, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof, and, if so directed by the Company, the Holder will deliver to the Company (at its expense) all copies in the Holder’s possession, other than permanent file copies then in the Holder’s possession, of the Prospectus covering Registrable Securities current at the time of receipt of such notice. In addition, if the Company shall furnish to the Holder a certificate signed by the Company’s Chairman or Chief Executive Officer stating that the Company’s Board of Directors has determined in good faith the disclosure of information in any Registration Statement or related Prospectus would materially interfere with any acquisition, divestiture, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a Registration Statement or suspend the use of a Prospectus for a period of not more than ninety (90) days; provided, however, that the Company shall not exercise its right to postpone or suspend any registration pursuant to this sentence for more than one hundred and twenty (120) days in the aggregate during any period of three hundred sixty (360) consecutive days. If the Company shall give any such notice to postpone, suspend or discontinue the disposition of Registrable Securities pursuant to the Registration Statement as set forth in this paragraph, the Company shall extend the period during which a Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Holder shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Any such suspension shall be referred to as a “Black-out Period.” The Company shall not be entitled to initiate a Black-out Period unless it shall, in accordance with its policies then in effect, forbid purchases and sales in the open market by its senior executives.
     4. Indemnification and Contribution.
               (a) The Company agrees to indemnify and hold harmless the Holder and its directors, officers and employees, each person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Affiliate of any Holder within the meaning of Rule 405 under the 1933 Act from and against any and all losses, claims, damages, liabilities, judgments and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) caused by, arising out of, or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company shall not be liable to indemnify the Holder insofar as such Losses are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Holder furnished to the Company in writing by the Holder expressly for use therein (which was not subsequently corrected in writing prior to the sale of Registrable Securities to the person asserting the Loss in sufficient time to permit the Company to amend or supplement the Registration Statement or such Prospectus appropriately), (ii) based upon the Holder’s failure to provide the Company with a material fact relating to the Holder which is required to be included in the Registration Statement or necessary to make a statement in the Registration Statement not be misleading, or (iii) arising out of or based upon sales of

Registrable Securities by the Holder to the person asserting any such Losses, if such person was not sent or given a Prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) had been provided to the Holder and would have cured the defect giving rise to such Losses.
               (b) The Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) and any of their Affiliates, to the same extent as the foregoing indemnity from the Company to the Holder, but only (i) with reference to information relating to the Holder furnished to the Company in writing by or on behalf of the Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto (which was not subsequently corrected in writing prior to the sale of Registrable Securities to the Person asserting the Loss in sufficient time to permit the Company to amend or supplement the Registration Statement or such Prospectus appropriately, (ii) with reference to information relating to the Holder which the Holder fails to provide in writing for use in the Registration Statement or Prospectus resulting in an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or in connection with a sale of Registrable Securities or (iii) arising out of or based upon sales of Registrable Securities by the Holder to the person asserting any such Losses if such person was not sent or given a Prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) had been provided to the Holder and would have cured the defect giving rise to such Losses. Notwithstanding the foregoing, the Holder shall have no obligation to indemnify under this Section 4 to the extent that any such Losses have been finally and non-appealably determined by a court of competent jurisdiction to have resulted from the Company’s willful misconduct or gross negligence.
               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4(a) or 4(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such proceedings and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable ethical legal standards due to actual or potential differing interests between them based upon the indemnified party’s reasonable judgment upon advice of counsel to the indemnified party or (iii) the indemnifying person fails to assume the defense of such proceeding within twenty (20) business days after receipt of written notice thereof from the indemnified person. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings, be liable for the fees and expenses of more than one separate firm (plus one local counsel in each jurisdiction) for all such indemnified parties. Such firm shall be reasonably acceptable to the indemnifying person and shall be designated in writing by, in the case of parties indemnified pursuant to Section 4(a) the Holder and, in the case of parties indemnified pursuant to 4(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment that is indemnifiable pursuant to Section 4(a) or 4(b), as the case may be. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not require the indemnified person to admit culpability or fault.
               (d) To the extent that the indemnification provided for in Section 4(a) or 4(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Holder on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holder or by the Company or the failure of such party to provide information, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
               (e) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

               (f) The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Holder or its directors, officers or employees, any person controlling the Holder or any Affiliate of the Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by the Holder.
               (g) Notwithstanding the provisions of this Section 4, the Holder shall not be required to indemnify or contribute any amount in excess of the amount of the net proceeds of the offering received by the Holder.
     For purposes of this Section 4, each Person, if any, who controls the Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Holder or its directors, officers or employees, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
     5. Miscellaneous.
          5.1 Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder and that it will take such further action as the Holder may reasonably request to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such reporting requirements.
          5.2 Amendments and Waivers. This Agreement may not be amended, modified or supplemented without the written consent of the Company and the Holder, and waivers or consents to departures from the provisions hereof may only be given in writing by the party granting such waiver, consent or departure.
          5.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and duly given when delivered by hand or mailed by express, registered or certified mail, or any courier guaranteeing overnight delivery (a) if to the Holder, at the most current address given by the Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.3, which address initially is the address set forth in the Purchase Agreement with respect to the Holder, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, attention, Charles M. Nathan, Esq.; and (b) if to the Company, to the attention of its General Counsel, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.3, with a copy to Blank

Rome LLP, 405 Lexington Avenue, New York, New York 10174, attention, Robert J. Mittman, Esq.
          5.4 Assignment; Benefits. The Holder may assign all or any part of its rights under this Agreement to (i) any partner of or member in the Shareholder in connection with a distribution to such partner or member of Registrable Securities regardless of the number of Registrable Securities so distributed or (ii) any Affiliate of the Shareholder. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities. Notwithstanding the foregoing, in the event of any such assignment, no Demand may be made hereunder without the approval of Holders of more than 50% of the Registrable Securities.
          5.5 Entire Agreement. This Agreement (including any schedules or exhibits hereto), together with the Purchase Agreement and the Shareholder Agreement (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
          5.6 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
          5.7 Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Holder hereby irrevocably and unconditionally consent to the jurisdiction of such courts and personal service with respect thereto, waive any objection to the laying of venue of any such litigation in such courts and agree not to plead or claim that such litigation brought in any courts has been brought in an inconvenient forum. Each of the Company and the Holder hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Holder irrevocably agrees to designate a service company located in the United States as its agent for service of process and consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is located.
          5.8 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby provided that the essential terms and conditions of this Agreement for the parties remain valid, binding and enforceable; provided, further, that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
          5.9 Counterparts. This Agreement and any amendments, modifications and supplements hereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          5.10 Specific Performance. Each party hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party hereto agrees that any other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.
          5.11 Third Party Beneficiaries. The indemnified persons pursuant to Section 4 are intended to be third party beneficiaries of this Agreement, and this Agreement shall inure to the benefit of, and be enforceable by, such indemnified persons.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BRIGHTPOINT, INC.
By:	/s/ Steven E. Fivel
	Name:	Steven E. Fivel
	Title:	Executive Vice President, General Counsel and Secretary

DANGAARD HOLDING A/S
By:	/s/ Christian Dyvig
/s/ Michael Haaning
Names: Christian Dyvig and Michael Haaning Titles: Directors